Exhibit 10.114

PAYMENT GUARANTY

by

KENNEDY-WILSON, INC.,

as Guarantor

in favor of

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

as Lender

Dated: As of June , 2009

Location: 3810 Wilshire Boulevard, Los Angeles, CA 90010

THIS PAYMENT GUARANTY (as amended, modified, restated or supplemented from time to time, this “Guaranty”) is made as of the day of June, 2009, by KENNEDY- WILSON, INC. a Delaware corporation, having an address at 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210 (“Guarantor”), in favor of THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA, a New York corporation, having an address at 7 Hanover Square, New York, New York 10004 (“Lender”).

RECITALS

A.                                   Lender is simultaneously herewith making the loan to Borrower (as defined in the Security Instrument, which term is defined below) in the original principal amount of $28,000,000.00 (the “Loan”), which Loan is evidenced by two promissory notes, one in the original principal amount of $20,000,000 and the second in the original principal amount of $8,000,000, each dated the date hereof, made by Borrower and payable to Lender in the principal amount of the Loan (as amended, modified, extended, renewed, restated or supplemented from time to time, collectively, the “Note”).

B.                                     The Loan is secured by, among other things, that certain DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Security Instrument”), which also secures the payment and performance of all other Obligations, as defined in the Security Instrument.

C.                                     For purposes of this Guaranty, the capitalized terms used herein without definition shall have the respective meanings set forth for such terms in Annex A to the Security Instrument, and the rules of interpretation set forth in such Annex A of the Security Instrument shall govern the interpretation of this Guaranty.

D.                                    As a material inducement for, and as a condition precedent to Lender’s making the Loan, Guarantor is required to execute and deliver to Lender this Guaranty.

ARTICLE I- GUARANTY

Section 1.01                            The Guaranty. In consideration of the loans, advances, extensions of credit and financial accommodations heretofore or hereinafter at any time made or afforded by Lender to Borrower in connection with the Loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby unconditionally and irrevocably guarantees, without limit, the full and prompt payment when due of all payment Obligations of Borrower to Lender set forth in the Security Instrument, and payment of any monetary obligations arising as a result of Borrower’s failure to perform any nonmonetary obligations set forth in the Security Instrument (such guaranteed obligations being hereinafter referred to as the “Liabilities”).

Section 1.02                            Liabilities Guaranteed.

(a)                                  In the event Borrower fails at any time to pay any part or all of the Liabilities guaranteed when due, whether by acceleration or otherwise, Guarantor, upon demand of Lender, shall pay the Liabilities in the same manner as if they constituted the direct and primary obligation of Guarantor, and such obligation of Guarantor shall be due with costs of collection, Reasonable Attorneys Fees and without relief from valuation or appraisement laws.

(b)                                 The obligations of Guarantor hereunder shall in no way be affected or impaired by any provision in any instrument evidencing or securing the Loan whereby Lender agrees not to seek or enforce any personal liability against Borrower, or any provision of like effect, or whereby Lender agrees to look solely to any collateral for the enforcement or satisfaction of the Loan or the obligations arising under the instruments evidencing or securing the Loan, or any provision of like effect.

ARTICLE II- WAIVERS AND CONSENTS

Section 2.01                            General Waivers of Guarantor. Guarantor hereby waives each of the following:

(i)                                     notice of acceptance of this Guaranty, notice of the existence or creation of all or any of the Liabilities, notice of any extension of credit, advances, loan or similar accommodation by Lender to Borrower, and notice of the amount of the Liabilities which may exist from time to time;

(ii)                                  presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment or of other default with respect to any of the Liabilities, and all other notices whatsoever;

(iii)                               any requirement that Lender institute suit, or otherwise exhaust its rights or remedies against Borrower or against any other person, guarantor, or under the Security Instrument or other collateral guaranteeing or securing all or any part of the Liabilities (the obligations of such guarantors or other persons and such Security Instrument or other collateral security being hereinafter referred to as the “Collateral”), prior to enforcing any rights it has under this Guaranty or otherwise against Guarantor, or to pursue any other remedy it may now or hereafter have against Borrower, or (if Borrower is a partnership) any general partner of Borrower, including any and all benefits under California Civil Code Sections 2845, 2849 and 2850;

(iv)                              all diligence in collection, protection of, or realization upon the Collateral or any other security for any of the Liabilities;

(v)                                 any right of subrogation with respect to the Liabilities or the Collateral, any right to enforce any remedy which Lender now has or hereafter may have against Borrower, and any right to participate in any security now or hereafter held by Lender, until Lender shall have received payment in full of the Liabilities;

(vi)                              any defense or right of setoff based on the deterioration in market or other value, waste, loss by fire, theft, loss or substitution of any property which is a part of the Collateral;

(vii)                           any defenses arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or against any security resulting from the exercise or election of any remedy or remedies by Lender, including without limitation the exercise of the power of sale under the Security Instrument, and any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation, from any cause, of the liability of Borrower;

(viii)                        any defense based upon Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay all sums payable under the Note or any of the other Loan Documents;

(ix)                                any defense based upon any legal disability or other defense of Borrower, any other guarantor of other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Note or any of the other Loan Documents;

(x)                                   any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Borrower or any principal of Borrower or any defect in the formation of Borrower or any principal of Borrower;

(xi)                                any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor;

(xii)                             any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;

(xiii)                          any defense based upon Lender’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;

(xiv)                         any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code;

(xv)                            the failure to take any action permitted hereunder, or the waiver of any conditions hereinabove set forth by Lender or any person acting on behalf of Lender shall in no way affect, diminish or release the obligations of Guarantor hereunder; and

(xvi)                         the rights, benefits and defenses arising from alteration, impairment or suspension in any respect or by any means of any of Borrower’s obligations under the Loan Documents or any of Lender’s rights or remedies under the Loan Documents without Guarantor’s prior consent.

(xvii)                      The rights, benefits and defenses arising out of or under California Civil Code Section 2819 resulting from alteration, impairment or suspension in any respect or by any means of any of Borrower’s obligations under the Loan Documents or any of lender’s rights or remedies under the Loan Documents without Guarantor’s prior consent.

(xviii)                   In accordance with Section 2856 of the California Civil Code, Guarantor waives any and all other rights of subrogation, reimbursement, indemnification, contribution, and any other rights and defenses available to Guarantor by reason of Sections 2787 through 2855, inclusive, of the California Civil Code, including any and all rights or defenses Guarantor may have by reason of protection afforded to Borrower with respect to any of the obligations of Guarantor under this Guaranty pursuant to the antideficiency or other laws of the State of California limiting or discharging Borrower’s Indebtedness, including Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure. Likewise, Guarantor waives any and all rights and defenses available to Guarantor under California Civil Code Sections 2899 and 3433. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under (i) California Code of Civil Procedure Section 580a (which Section, if Guarantor had not given this waiver, would otherwise limit Guarantor’s liability after a nonjudicial foreclosure sale to the difference between the obligations of Guarantor under this Guaranty and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) California Code of Civil Procedure Sections 580b and 580d (which Sections, if Guarantor had not given this waiver, would otherwise limit Lender’s right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) California Code of Civil Procedure Section 726 (which Section, if Guarantor had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency). Notwithstanding any foreclosure of the lien of the Instrument, whether by the exercise of the power of sale contained in the Instrument, by an action for judicial foreclosure or by Lender’s acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty.

(xix)                           Guarantor shall have no right of and hereby waives any claim for, subrogation, reimbursement, indemnification, and contribution against Borrower and against any general partner, member or other constituent of Borrower, and against any other person or any collateral or security for the Indebtedness (including without limitation any such rights pursuant to Sections 2847 and 2848 of the California Civil Code), until the Indebtedness has been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all of its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Indebtedness could be deemed a preference under the United States Bankruptcy Code.

Section 2.02                            Specific Waivers Related to Real Estate. Without limiting any other provisions of this Guaranty:

(i)                                     Guarantor unconditionally and irrevocably waives all rights and defenses that Guarantor may have because the Debt is secured by real property. This means, among other things, that Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower. If Lender forecloses on any real property collateral pledged by Borrower:

(A)                              the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price;

(B)                                Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower; (This waiver being acknowledged by Guarantor to be an unconditional and irrevocable wavier of any rights and defenses Guarantor may have because the Debt is secured by real property); and

This is an unconditional and irrevocable waver of any rights and defenses Guarantor may have because Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(ii)                                  In accordance with Section 2856 of the California Civil Code, Guarantor waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by operation of Section 580d of the California Code of Civil Procedure or otherwise.

Section 2.03                            Consent to Jurisdiction. Guarantor hereby expressly agrees that any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction to the aforesaid courts. Guarantor hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over the Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any of the other Loan Documents brought in any of the aforementioned courts, that such courts lack personal jurisdiction over the Guarantor. Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by, in addition to such other methods as are permitted under applicable laws, the mailing of copies thereof by registered or certified mail, postage prepaid, to Guarantor at its address for notice purposes pursuant to ARTICLE IV hereof, such service to become effective thirty (30) days after such mailing. Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Guarantor in any other jurisdiction.

Section 2.04                            Waiver of Objection to Venue; Forum Non Conveniens. Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any of the other Loan Documents brought in the courts referred to in Section 2.03 above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 2.05                            Waiver of Right to Jury Trial; Waiver of Statute of Limitations. GUARANTOR AND LENDER EACH WAIVES ALL RIGHTS TO TRIAL BY JURY OF ANY SUITS, CLAIMS, COUNTERCLAIMS, ACTIONS OR OTHER PROCEEDINGS OF ANY KIND ARISING UNDER OR RELATING TO THE NOTE, THE SECURITY DOCUMENT, THIS GUARANTY AND ANY OF THE OTHER LOAN DOCUMENTS AND THE LOAN EVIDENCED AND SECURED THEREBY (INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF) OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. GUARANTOR AND LENDER EACH ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENTS TO THE OTHER THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY. GUARANTOR AND LENDER EACH AGREES THAT ALL SUCH SUITS, CLAIMS COUNTERCLAIMS, ACTIONS OR OTHER PROCEEDINGS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY. GUARANTOR AND LENDER EACH AGREES THAT THIS PARAGRAPH CONSTITUTES WRITTEN CONSENT THAT TRIAL BY JURY SHALL BE WAIVED IN ANY SUCH SUIT, CLAIM, COUNTERCLAIM, ACTION OR OTHER PROCEEDING AND AGREE THAT GUARANTOR AND LENDER EACH SHALL HAVE THE RIGHT AT ANY TIME TO FILE THE SECURITY DOCUMENT WITH THE CLERK OR JUDGE OF ANY COURT IN WHICH ANY SUCH SUIT, CLAIM, COUNTERCLAIM, ACTION OR OTHER PROCEEDING MAY BE PENDING AS STATUTORY WRITTEN CONSENT TO WAIVER OF TRIAL BY JURY. GUARANTOR HEREBY WAIVES THE BENEFIT OF ANY STATUTE OF LIMITATIONS AFFECTING THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY.

ARTICLE III- FURTHER AGREEMENTS OF PARTIES

Section 3.01                            Rights of Lender. Lender shall have the right without demand of or notice to Guarantor to deal in any manner with the Liabilities and the Collateral, including without limitation the right to:

(i)                                     at any time, when any amount shall be due and payable hereunder by Guarantor, appropriate and apply toward the payment of such amount, and in such order of application as Lender may from time to time elect, any property or monies of Guarantor in the possession or control of Lender;

(ii)                                  credit payments or other amounts received from whatsoever source in such manner and in such order of application as Lender may from time to time elect;

(iii)                               take and hold a security interest in any additional property to secure the Loan, any of the Liabilities or any obligation arising hereunder;

(iv)                              require, take and hold as additional security for the Loan the primary or secondary liability of any party or parties, in addition to Guarantor, with respect to any of the Liabilities;

(v)                                 extend or renew for any period (whether or not longer than the original period), alter or exchange any of the Liabilities, and forbear to take steps to enforce the payment of all or any part thereof against Borrower;

(vi)                              release or compromise any liability of Guarantor hereunder or any liability of any other party or parties primarily or secondarily liable with respect to any of the Liabilities;

(vii)                           resort to Guarantor for payment of all or any of the Liabilities, whether or not Lender shall have resorted first to any property or shall have proceeded against any other guarantors or any other party primarily or secondarily liable with respect to any of the Liabilities;

(viii)                        modify or otherwise change the terms or alter any of the terms of the Security Instrument, the Note or any other Loan Documents, including without limitation making further advances under the Note, increasing or decreasing the amount of the Debt, changing the rate of interest on the Loan or affecting any release, compromise or settlement thereof or with respect thereto;

(ix)                                forbear from calling for additional collateral, and consent to the substitution or release of all or any part of the Collateral, whether or not of the same or different character or value than the Collateral surrendered by Lender;

(x)                                   transfer, assign or negotiate the Note and transfer and assign the Security Instrument or any other of the Loan Documents; and

(xi)                                file or refrain from filing a claim in any bankruptcy proceeding of or affecting Borrower or any other guarantor or pledgor or the property of any of them.

The obligations of Guarantor hereunder shall not be released, discharged or affected in any way nor shall Guarantor have any recourse against Lender by reason of any action which Lender may take or omit to take under these powers or otherwise existing with respect to the Liabilities or the Collateral.

Section 3.02                            Annual Financial Reports of Guarantor. Guarantor agrees to furnish to Lender, prior to [March 31st] of each year an annual financial statement for Guarantor certified as true and correct by Guarantor and in form and substance satisfactory to Lender; provided that, following an Event of Default under the Loan Documents, such financial statements, at Lender’s request, shall be provided to Lender and audited by an independent certified public accountant satisfactory to Lender.

Section 3.03                            Joint and Several Liability. If this Guaranty is executed by more than one party, each undersigned party agrees that it, he or she is jointly and severally liable for all obligations of Guarantor hereunder. If for any reason this Guaranty is held to be unenforceable against any of the individuals or entities comprising Guarantor, such unenforceability shall not affect the obligations of the remaining individuals or entities comprising Guarantor hereunder, and each Guarantor hereby agrees that suit may be brought against each Guarantor individually to enforce the terms and conditions of this Guaranty. Further, the obligations of Guarantor arising under this Guaranty and of Borrower with respect to all amounts guaranteed shall be the joint and several obligations of Guarantor and Borrower, with the result that, in an Event of Default (as defined in the Security Instrument), Lender may, if it so elects, bring a single action against Guarantor and Borrower for the Liabilities.

ARTICLE IV- NOTICES

Any notice, request, demand, consent, approval or other communication required or desired to be given or delivered under this Guaranty shall be made in accordance with the notice provisions of the Security Instrument.

ARTICLE V- SUBORDINATION, REINSTATEMENT; SURVIVAL

Section 5.01                            Subordination. Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Debt, and such indebtedness of Borrower to Guarantor, if Lender, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the Debt, but without affecting or impairing in any manner the liability of Guarantor under the provisions of this Guaranty. Without limiting the generality of the foregoing, Guarantor hereby agrees with Lender that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Liabilities have been irrevocably paid in full.

Section 5.02                            Liabilities Reinstated. If claim is ever made upon Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Liabilities and Lender repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its property or (ii) any settlement or compromise of any such claim effected by Lender with any such claimant (including Borrower), then Guarantor shall be and remain jointly and severally liable to Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Lender.

Section 5.03                            Survival of Obligations. If all or any portion of the Liabilities are paid, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment is required to be repaid as described in Section 5.02 above or such payment is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or any other Federal or state laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, and (b) full payment and performance of all of the Obligations.

ARTICLE VI- REPRESENTATIONS

Section 6.01                            RICO. Neither Guarantor, nor any principal, officer, director, general partner or member of Guarantor, nor any Person if Guarantor or any party constituting Guarantor is an entity, that directly or indirectly controls, is controlled by, is associated with or is under common control with Guarantor:

(i)                                     is or is reputed to be a target of or a potential witness in any criminal investigation proceeding, or any investigation or proceeding based upon the Racketeer Influenced and Corruption Organizations Act (“RICO”);

(ii)                                  has been charged in any litigation or other action or proceeding with any violations of any criminal statute (other than a traffic offense) or RICO;

(iii)                               has been convicted of any crime or found to have engaged in conduct prohibited by RICO; or

(iv)                              is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

Section 6.02                            Bankruptcy. Neither Guarantor, nor, if Guarantor is an entity, any principal, officer, director, general partner or member of Guarantor, nor any Person that directly or indirectly controls Guarantor or owns any interest in Guarantor has been:

(i)                                     the debtor in any bankruptcy proceeding or

(ii)                                  a defendant in any action or proceeding involving allegations of fraud, intentional misrepresentation or other acts of moral turpitude and relating, directly or indirectly, to (a) the ownership, operation, maintenance or management of real property or any interest therein, including the leasing thereof or (b) any business, profession, trade or other commercial practice, activity, enterprise or venture.

Section 6.03                            Anti-Terrorism. Guarantor represents to, warrants to, and covenants with Lender, that as of the date of the Loan Commitment and for the term of this Guaranty the following statements were and shall be, respectively, true, correct and complete without material misrepresentation or omission:

(i)                                     (1) each of Guarantor and its principals, officers, directors, shareholders, partners, members and affiliates is and will continue to be in compliance with the Anti-Terrorism Laws (as hereinafter defined);

(ii)                                  each of Guarantor and its principals, officers, directors, shareholders, partners, members and affiliates has established policies and procedures designed to prevent and detect money laundering, including processes to meet all applicable anti-money laundering requirements of the USA Patriot Act (as hereinafter defined);

(iii)                               each of Guarantor and its principals, officers, directors, shareholders, partners, members and affiliates has identified, and will continue to identify, the entities with whom it does business, and will retain all documentation necessary to identify those entities and their sources of funds;

(iv)                              each of Guarantor and its principals, officers, directors, shareholders, partners, members and affiliates is not, and will not be, a Prohibited Person (as defined below);

(v)                                 each of Guarantor and its principals, officers, directors, shareholders, partners, members and affiliates does not and will not (i) conduct any business or engage in any transaction or dealing with any Prohibited Person or (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order 13224 (as defined below);

(vi)                              the following terms shall have the following meanings:

(A)                              “Anti-Terrorism Laws” means any laws related to terrorism or money laundering, including Executive Order 13224 and the USA Patriot Act, and any regulations promulgated under either of them.

(B)                                “Executive Order 13224” shall mean Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001.

(C)                                “Prohibited Person” shall mean (A) a person or entity subject to the provisions of Executive Order 13224; (B) a person or entity owned or controlled by, or acting for or on behalf of, an entity that is subject to the provisions of Executive Order 13224; (C) a person or entity with whom

Guarantor, its principals, officers, directors or affiliates or Lender is prohibited from dealing by any of the Anti- Terrorism Laws; (D) a person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order 13224; (E) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department’s Office of Foreign Assets Control; or (F) a person or entity who is affiliated with a person or entity described in clauses (A) through (F) of this paragraph.

(D)                               “USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56, as may be amended from time to time.

ARTICLE VII- MISCELLANEOUS

Section 7.01                            Successors and Assigns. This Guaranty shall bind Guarantor and the heirs, devisees, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Lender, all successors and assigns of Lender and all transferees of Lender’s interests under the Loan Documents; it being agreed that Lender may, without notice of any kind, sell, assign or transfer all or any of the Liabilities and in such event, each and every immediate and successor assignee, transferee or holder of all or any of the Liabilities, shall have the right to enforce this Guaranty by suit or otherwise for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such, rights, powers and benefits; provided that Lender shall have the unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for the benefit of Lender as to so much of the Liabilities as it has not sold, assigned or transferred.

Section 7.02                            No Waiver. No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of Lender permitted hereunder shall in any way impair or affect this Guaranty.

Section 7.03                            Governing Law. This Guaranty shall be governed by and construed and interpreted in accordance with the laws of the state in which the Property is located.

Section 7.04                            Severability. If any provision hereof is determined to be held illegal, unenforceable or void for any reason, then, the validity of the remaining provisions hereof shall not be affected thereby.

Section 7.05                            Costs and Expense. Guarantor agrees to pay all Reasonable Attorneys’ Fees and other costs and expenses which may be incurred by Lender in the enforcement of this Guaranty, including without limitation those incurred in connection with any case, action, proceeding, claim or otherwise under Chapters 7, 11 or 13 of the

Bankruptcy Code or any successor statute or statutes thereto whether the same be commenced or filed by Borrower, Guarantor or any other person or entity.

Section 7.06                            Counterparts. This Guaranty may be executed by the parties hereto in any number of counterparts and each such counterpart shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 7.07                            Counterparts. Upon payment to Lender of the full amount of the Debt and performance of all Obligations, as evidenced by a duly recorded release or reconveyance of the Security Instrument, this Guaranty shall be of no further force or effect.

Section 7.08                            Independent Obligation. Anything in this Guaranty to the contrary notwithstanding, all obligations of Guarantor under this Guaranty (i) are not secured by the Security Document securing the Note; and (ii) shall survive the repayment of the Note as collateral for the Loan, or any transfer of the Property by foreclosure or by a deed in lieu of foreclosure or otherwise.

Section 7.09                            Time of Essence. Time is of the essence in the performance of each and every provision of this Guaranty.

Section 7.10                            Recitals, Exhibits, Etc. The recitals set forth in this Guaranty and all exhibits and attachments to this Guaranty are incorporated herein and shall be deemed an integral part of this Guaranty.

[signatures on following page]

THIS GUARANTY is being executed and delivered as of the day and year first above written.

GUARANTOR:

KENNEDY-WILSON, INC.,
a Delaware corporation

By:	/s/Freeman Lyle
Name: Freeman Lyle
Title: CFO

Signature Page